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                                                                     EXHIBIT 5.1

[SULLIVAN & CROMWELL LETTERHEAD]

                                August 15, 1997




Iridium LLC,
Iridium Capital Corporation,
Iridium Roaming LLC,
Iridium IP LLC,
     1575 Eye Street, N.W.,
          Washington, D.C.  20005.

Dear Sirs:

                 In connection with the registration under the Securities Act of 1933 (the "Act") of (i) $300,000,000 principal amount of 13% Senior Notes due 2005, Series A/EN (the "Series A Exchange Notes") of Iridium LLC, a Delaware limited liability company ("Iridium"), and its wholly-owned subsidiary Iridium Capital Corporation, a Delaware corporation (together with Iridium, the "Note Issuers"), (ii) $500,000,000 principal amount of 14% Senior Notes due 2005, Series B/EN of the Note Issuers (the "Series B Exchange Notes" and, together with the Series A Exchange Notes, the "Exchange Notes"), (iii) the Guarantees of
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IRIDIUM LLC,                                                  -2-
Iridium Capital Corporation,
Iridium Roaming LLC,
Iridium IP LLC,


the Series A Exchange Notes (the "Series A Guarantees") by Iridium Roaming LLC, a Delaware limited liability company and a wholly-owned subsidiary of Iridium ("Roaming"), and Iridium IP LLC, a Delaware limited liability company and a wholly-owned subsidiary of Iridium (together with Roaming, the "Guarantor Subsidiaries"), and (iv) the Guarantees of the Series B Exchange Notes by the Guarantor Subsidiaries (the "Series B Guarantees" and, together with the Series A Guarantees, the "Guarantees") we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. The Series A Notes and the Series A Guarantees are to be issued pursuant to an Indenture dated July 16, 1997 of the Note Issuers, Subsidiary Guarantors and State Street Bank and Trust Company, as Trustee (the "Series A Indenture"). The Series B Notes and the Series B Guarantees are to be issued pursuant to an Indenture dated July 16, 1997 of the Note Issuers, Subsidiary Guarantors and State Street Bank and Trust Company, as Trustee (the "Series B Indenture" and, together with the Series A Indenture, the "Indentures"). The Exchange Notes and the Guarantees are collectively referred to herein as the "Securities."
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IRIDIUM LLC,                                                  -3-
Iridium Capital Corporation,
Iridium Roaming LLC,
Iridium IP LLC,


                 Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement has become effective under the Act, the terms of the Securities and of their issuance and sale have been duly established in conformity with the Indentures so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon any of the Note Issuers or the Guarantor Subsidiaries and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over any of the Note Issuers or the Guarantor Subsidiaries, and the Securities have been duly executed and authenticated in accordance with each applicable Indenture and issued and sold as contemplated in the Registration Statement, (i) the Exchange Notes will constitute valid and legally binding obligations of the Note Issuers, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and (ii) the Guarantees will constitute valid and legally binding obligations of the Guarantor Subsidiaries, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.
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IRIDIUM LLC,                                                  -4-
Iridium Capital Corporation,
Iridium Roaming LLC,
Iridium IP LLC,


                 In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

                 The foregoing opinion is limited to the laws of the State of New York and the General Corporation Law and Limited Liability Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                 We have relied as to certain matters on information obtained from public officials, officers of the Note Issuers and Guarantor Subsidiaries and other sources believed by us to be responsible, and we have assumed that each Indenture has been duly authorized, executed and delivered by the applicable Trustee, an assumption which we have not independently verified.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Very truly yours,

                                           /s/ SULLIVAN & CROMWELL